                                                                      EXHIBIT 12

                    TRINITY INDUSTRIES, INC. AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  (IN MILLIONS)


                                                                     FOR THE THREE MONTHS ENDED       FOR THE NINE MONTHS ENDED
                                                                            SEPTEMBER 30,                   SEPTEMBER 30,
                                                                    -----------------------------   ----------------------------
                                                                         2004            2003           2004            2003
                                                                    ------------     ------------   ------------    ------------
EARNINGS:
Earnings before provision for income taxes                          $        1.7     $        2.0   $       (9.3)   $      (13.2)

Add:  Total fixed charges                                                   15.8             11.1           45.6            33.5
                                                                    ------------     ------------   ------------    ------------
Total earnings before provisions for income taxes                   $       17.5     $       13.1   $       36.3    $       20.3
                                                                    ============     ============   ============    ============
FIXED CHARGES:
       Interest expense                                             $       11.1     $        8.4   $       32.1    $       26.3
       Portion of rental expense representative of interest                  4.7              2.7           13.5             7.2
                                                                    ------------     ------------   ------------    ------------
TOTAL FIXED CHARGES                                                 $       15.8     $       11.1   $       45.6    $       33.5
                                                                    ============     ============   ============    ============
RATIO OF EARNINGS TO FIXED CHARGES                                           1.1              1.2           (a)             (a)
                                                                    ============     ============   ============    ============


FOOTNOTE:

(a) Earnings were inadequate to cover fixed charges for the nine months ended September 30, 2004 and 2003.
         The deficiencies for those periods were $9.3 million and $13.2 million, respectively.